UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2017 (November 14, 2017)

EnSync, Inc.

(Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On November 14, 2017, EnSync, Inc. (the “Company”) commenced its Annual Meeting of Shareholders (the “Annual Meeting”) as previously scheduled and adjourned the Annual Meeting until December 19, 2017, at 10:00 a.m., local time. The Annual Meeting was adjourned to allow the Company’s shareholders additional time to vote on the proposals described in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission.

The reconvened Annual Meeting will be held at the Company’s corporate headquarters at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051. Shareholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the meeting will be voted at the adjourned meeting unless properly revoked. During the period of the adjournment, the Company will continue to solicit proxies from its shareholders with respect to the proposals for the Annual Meeting. The Company encourages all shareholders who have not yet voted to do so before December 18 at 11:59 p.m. Eastern time.

A copy of the press release announcing the adjournment of the Annual Meeting is attached hereto as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

Exhibits

The exhibits required to be furnished as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnSync, Inc.

Dated: November 15, 2017	By:	/s/ Bradley L. Hansen
	Name:	Bradley L. Hansen
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99	Press release, dated November 15, 2017, issued by EnSync, Inc.